Exhibit 10.19

SIXTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS SIXTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is entered into on November 13, 2020 (the “Effective Date”), by and among:

1.                                      Cloopen Group Holding Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), whose registered office is located at the offices of Sertus Incorporations (Cayman) Limited, Sertus Chambers, P.O. Box 2547, Cassia Court, Camana Bay, Grand Cayman, Cayman Islands;

2.                                      each of the individuals and their respective holding companies listed on Schedule A attached hereto (each such individual, a “Principal” and collectively, the “Principals”, each such holding company, a “Holding Company” and collectively, the “Holding Companies”);

3.                                      Kastle Limited, a company incorporated in Hong Kong with limited liability, whose address is Unit 2305, APEC Plaza, 49 Hui Yuen Road, Kun Tong, Hong Kong;

4.                                      each of the entities listed on Schedule B attached hereto (each such entity, a “Class A Investor”, and collectively the “Class A Investors”);

5.                                      each of the entities listed in the Part 1 of Schedule C attached hereto (each such investor, an “Investor” and collectively, the “Investors”); and

6.                                      the entity listed in the Part 2 of Schedule C attached hereto (the “Warrant Holder”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.  Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement and the Shareholders Agreement (as defined below).

RECITALS

A.                                    The Company, the Principals, the Holding Companies, certain Investors and certain other parties thereto entered into a Series F Preferred Share Purchase Agreement on November 4, 2020 (the “Purchase Agreement”).

B.                                    The Company, the Principals, the Holding Companies, certain Investors, and the other parties thereto entered into a Fifth Amended and Restated Right of First Refusal and Co-sale Agreement on October 15, 2019 (the “Prior Agreement”).

C.                                    The Purchase Agreement provides that it is a condition precedent to the consummation of the transactions contemplated under the Purchase Agreement that the Parties enter into this Agreement.

D.                                    The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein, which shall, upon its execution, replace and supersede the Prior Agreement in its entirety.

Cloopen Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.                                      Definitions.

1.1                               The following terms shall have the meanings ascribed to them below:

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. In the case of the Preferred Shares Investors, the term “Affiliate” also includes (x) any of such the Preferred Shares Investors’ general partners or limited partners, (y) the fund manager managing the Preferred Shares Investors (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, and (z) trusts Controlled by or for the benefit of any such Person referred to in (x) or (y). Notwithstanding the foregoing, the Parties acknowledge and agree that (a) the name “Sequoia Capital” is commonly used to describe a variety of entities (collectively, the “Sequoia Entities”) that are affiliated by ownership or operational relationship and engaged in a broad range of activities related to investing and securities trading and (b) notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not be binding on, or restrict the activities of, any (i) Sequoia Entity outside of the Sequoia China Sector Group or (ii) entity primarily engaged in investment and trading in the secondary securities market.  For purposes of the foregoing, the “Sequoia China Sector Group” means all Sequoia Entities (whether currently existing or formed in the future) that are principally focused on companies located in, or with connections to, the PRC. For the avoidance of any doubt, none of any Investor and any director and observer of any Group Company designated by any Investor shall be deemed as an Affiliate of any Group Company. For the avoidance of doubt, with respect to New Oriental, its Affiliate shall include without limitation “New Oriental Education & Technology Group Inc.” and its Affiliates.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC and Hong Kong.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Class A Ordinary Shareholders” means the holders of Class A Ordinary Shares.

“Class A Ordinary Shares” means the Class A Ordinary Shares of the Company, each with a par value of US$0.0001 per share.

“Class B Ordinary Shares” means the Class B Ordinary Shares of the Company, each with a par value of US$ 0.0001 per share.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.  The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“CVC” means Novo Investment HK Limited, a limited liability company formed under the Laws of Hong Kong, and its successors in title, and its permitted assigns and transferees.

“CVC Warrant” means the warrants issued by the Company to CVC pursuant to the Purchase Agreement, together with any amendments, revisions or modifications thereof from time to time.

“Deemed Liquidation Event” has the meaning given to such term in the Memorandum and Articles.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the Holdco Subsidiary, WFOE, the Domestic Company, the Domestic Company’s Wholly Owned Subsidiaries (as defined in the Shareholders Agreement), Beijing Yunrong Tianxia Technology Co., Ltd. (北京云融天下科技有限公司), Sichuan Yuntongda Technology Co., Ltd. (四川云通达科技有限公司), Beijing Tianhe Brother Technology Co., Ltd. (北京天合兄弟科技有限公司), Beijing Pino Panorama Technology Co., Ltd. (北京派诺全景科技有限公司), Cloopen Corporation (Cloopen 株式会社), and together with each Subsidiary of any of the foregoing, and “Group” or “Group Companies” refers to all of Group Companies collectively.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Majority Investors” means (A) the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Preferred Shares and Class B Ordinary Shares (voting together as a single class and calculated on an as-converted basis), (B) Majority Series E Investors and (C) Majority Series F Investors.

“Majority Series A Investors” means the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series A Preferred Shares (voting together as a single class and on an as-converted basis).

“Majority Series B Investors” means the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series B Preferred Shares (voting together as a single class and on an as-converted basis).

“Majority Series C Investors” means the holders of more than sixty-seven percent (67%) of the voting power of the issued and outstanding Series C Preferred Shares (voting together as a single class and on an as-converted basis).

“Majority Series D Investors” means the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series D Preferred Shares (voting together as a single class and on an as-converted basis).

“Majority Series E Investors” means the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series E Preferred Shares (voting together as a single class and on an as-converted basis).

“Majority Series F Investors” means the holders of more than fifty percent (50%) of the voting power of the issued and outstanding Series F Preferred Shares (voting together as a single class and on an as-converted basis), including Tencent, New Oriental and CVC (upon and after the exercise of the CVC Warrant), provided that each of Tencent, New Oriental and CVC holds no less than fifty percent (50%) of the Series F Preferred Shares it purchased at the Closing respectively (i.e., with respect to Tencent, 5,899,843 Series F Preferred Shares; with respect to New Oriental, 3,817,545 Series F Preferred Shares; with respect to CVC, 5,899,843 Series F Preferred Shares upon and after the exercise of the CVC Warrant, as adjusted for any share dividends, splits, combinations, recapitalizations or similar events).

“Memorandum and Articles” means the Sixth Amended and Restated Memorandum of Association of the Company and the Sixth Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“New Oriental” means VM EDU Fund I, L.P..

“Ordinary Shares” means the Company’s ordinary shares, including the Class A Ordinary Shares and the Class B Ordinary Shares, each with a par value of US$0.0001 per share.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Shares” means Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E Preferred Shares and Series F Preferred Shares, each of which is defined in the Shareholders Agreement.

“Preferred Shares Investors” means the holder of Series A Preferred Shares, the holder of Series B Preferred Shares, the holders of Series C Preferred Shares, the holders of Series D Preferred Shares, the holders of Series E Preferred Shares, and the holders of Series F Preferred Shares collectively.

“Qualified IPO” has the meaning given to such term in the Memorandum and Articles.

“Series F Warrant Shares” means an aggregate of 11,799,685 Series F Preferred Shares issuable or issued upon full exercise by CVC of the CVC Warrants.

“Shareholders Agreement” has the meaning given to such term in the Purchase Agreement and may be amended from time to time.

“Share Restriction Agreement” has the meaning given to such term in the Purchase Agreement and may be amended from time to time.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person. For the avoidance of doubt, a branch of any Group Company shall be deemed a Subsidiary of such Group Company.

“Tencent” means Image Frame Investment (HK) Limited.

1.2                               Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

Agreement	Preamble
Arbitration Notice	6.5(i)
Company	Preamble
CVC Successor	4.6
CVC Terms	4.6
Determined Offeror	4.2
Dispute	6.5(i)
Drag-Along Notice	4.1
Drag Holders	4.1
Effective Date	Preamble

Exclusion Clause	4.2
Extension Period	2.2(iii)
HKIAC	6.5(ii)
HKIAC Rules	6.5(ii)
Holding Company	Preamble
Investors	Preamble
Main Access Successor	4.6
Main Access Terms	4.6
New Offeror	4.2
New Oriental Successor	4.6
New Oriental Terms	4.6
New Sale	4.2
Offered Shares	2.2(i)
Offeror	4.1
Option Period	2.2(i)
Other Restriction Agreements	2.1(v)
Over-allotment Rights	2.2(ii)
PAC Successor	4.6
PAC Terms	4.6
Party/Parties	Preamble
Permitted Transferee	2.5
Preferential Sale	4.2
Preferred Shares Investors	Preamble
Principal/Principals	Preamble
Pro Rata Shares	2.2(ii)
Purchase Agreement	Recitals
Purchase Shares	Recitals
Release Period	4.6
Restriction Period	4.6
Sale	4.6
Sequoia Entities	1.1
Special Sale	4.6
Tencent Successor	4.6
Tencent Terms	4.6
Transfer	2.1(i)
Transferor	2.2(i)
Transfer Notice	2.2(i)

1.3                               Interpretation.  For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards (as defined in the Shareholders Agreement), (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to Laws include any such Law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.                                      Restriction on Transfers; Rights of First Refusal and Co-Sale Rights.

2.1                               Restriction on Transfers.

(i)                                     Principals, Holding Companies, and Other Class A Ordinary Shareholders (excluding Class A Investors).  Subject to Section 2.5, no Principal, Holding Company, or other Class A Ordinary Shareholders (excluding Class A Investors), regardless of such Principal’s employment status with the Company, shall directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to (“Transfer”) all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by such Principal, Holding Company, or Class A Ordinary Shareholder (excluding Class A Investors) prior to a Qualified IPO, without the approval of the Majority Investors.

(ii)                                  Prohibited Transfers Void.  Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other Party.

(iii)                               No Indirect Transfers.  Each Principal, Holding Company, and Class A Ordinary Shareholder (excluding Class A Investors) agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person (including a Holding Company) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including a Holding Company), or otherwise. Each Principal, Holding Company, and Class A Ordinary Shareholder (excluding Class A Investors) furthermore agrees that, so long as such Principal is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities of any Holding Company of such Principal or Class A Ordinary Shareholder (excluding Class A Investors) without the prior written consent of the Majority Investors shall be prohibited, and each such Principal, Holding Company and Class A Ordinary Shareholder (excluding Class A Investors) agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of such Holding Company and/or Class A Ordinary Shareholder (excluding Class A Investors) without the prior written consent of the Majority Investors. Any purported Transfer, sale or issuance of any Equity Securities of any Holding Company and/or Class A Ordinary Shareholder (excluding Class A Investors) in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any Principal or Holding Company) shall recognize any such Transfer, sale or issuance.

(iv)                              Performance.  Each Principal irrevocably agrees to cause and guarantee the performance by each of such Principal’s Holding Companies of all of their respective covenants and obligations under this Agreement.

(v)                                 Cumulative Restrictions.  For purposes of clarity, the restrictions on transfer set forth in this Agreement on a Party are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on transfer by such Person of Equity Securities of the Company (collectively, the “Other Restriction Agreements”), including the Shareholders Agreement and the Share Restriction Agreement, and not in lieu thereof.

2.2                               Rights of First Refusal.

(i)                                     Transfer Notice. To the extent the applicable consent of the Majority Investors is given pursuant to Section 2.1, if any Principal, Holding Company, Class A Shareholder (excluding Class A Investors) or the holders of the Ordinary Shares (excluding the Investors) (a “Transferor”) proposes to Transfer any Equity Securities of the Company or any interest therein to one or more third parties, then the Transferor shall give the Company and the Investors written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.  The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer will be obtainable on the terms set forth in the Transfer Notice.  The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(ii)                                  Option of the Investors. The Investors shall have an option for a period of twenty (20) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of Pro Rata Shares (as defined below) of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor and the Company in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase. Subject to applicable Laws related to securities, the Investors shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that the Investors shall notify the Company and the Transferor in writing. The total number of Equity Securities that each individual Investor may elect to purchase (the “Pro Rata Shares”) shall be equal to the product of (i) the aggregate number of the Offered Shares being transferred to the third party transferee identified in the Transfer Notice, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis and assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities and Class B Ordinary Shares held by Sequoia IV or Trustbridge Partners V, L.P., if applicable) owned by that individual Investor on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis and assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities and Class B Ordinary Shares held by Sequoia IV and Trustbridge Partners V, L.P.) owned by the Preferred Shares Investors other than the Transferor. To the extent that any Investor does not exercise its right of first refusal to the full extent of its Pro Rata Shares and subject to Section 2.2(v), the other Investor shall, within ten (10) days after the end of the Option Period (the “Extension Period”), make such adjustments to the Pro Rata Shares of such Investor exercising its rights of first refusal to the full extent, so that any remaining Offered Shares may be allocated to such Investor (the “Over-allotment Rights”).

(iii)                               Procedure. If the Investors give the Transferor notice that it desires to purchase Offered Shares, then payment for the Offered Shares to be purchased shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased, at a place agreed to by the Transferor and the Investors and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 40th day after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing date with the prospective third party transferee or unless the value of the purchase price has not yet been established pursuant to Section 2.2(iv), in which case the closing shall be on such later date or as provided in Section 2.2(iv)(d).  The Company will update its register of members upon the consummation of any such Transfer.

(iv)                              Valuation of Property.

(a)         Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Investors shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(b)         If the Transferor, and the Investors cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of the Transferor and the Investors exercising their right of first refusal or, if they cannot agree on an appraiser within the Option Period, each of the Transferor and the Investors who exercise their right of first refusal shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value.

(c)          The cost of such appraisal shall be shared equally by the Transferor and the Investors exercising their right of first refusal.

(d)         If the value of the purchase price offered by the prospective transferee is not determined within 30 days following the Company’s receipt of the Transfer Notice from the Transferor, the closing of the purchase of Offered Shares by the Investors shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 2.2(iv).

(v)                                 Special Options.  If the aggregate Equity Securities held by Main Access will represent over fifty percent (50%), on a fully-diluted basis, of the Company’s voting power after Main Access fully exercises its rights of first refusal and/or the Over-allotment Rights in this Section 2.2, to avoid constituting a Deemed Liquidation Event, Main Access is entitled to any or all of the following options so that in the event Main Access fully exercises its rights of first refusal and/or the Over-allotment Rights in this Section 2.2, Main Access will hold a maximum of 50% of the Equity Securities after exercising the following options:

(a)         Assigning its rights to all or part of its Pro Rata Shares and/or Shares under the Over-allotment Rights in Section 2.2(ii) in its sole discretion, to other shareholders and/or the Key Employees (as defined in Purchase Agreement) and/or the successor of the Key Employees; or

(b)         Requesting the Company to repurchase all or part of Pro Rata Shares and/or Shares under the Over-allotment Rights to which Main Access is entitled under Section 2.2(ii), provided that the Company has sufficient funds.

Only if any of Main Access’s Pro Rata Shares and/or Shares under the Over-allotment Rights remains available after Main Access exercises its (a) and/or (b) options above, Preferred Shares Investors can exercise its Over-allotment Rights to purchase such Main Access’s Pro Rata Shares and/or Shares in Section 2.2(ii).

2.3                               Right of Co-Sale.

(i)                                     To the extent any Investor does not exercise its rights of first refusal as provided under Section 2.2 above, such Investor shall have an option for the Option Period to elect to participate in such sale, to the third party transferee identified in the Transfer Notice, of the Offered Share, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable than the terms and conditions offered to the Transferor) by notifying the Transferor in writing within the Option Period. Such notice to the Transferor shall indicate the number of Equity Securities the Investors wish to sell under their right to participate.

(ii)                                  The total number of Equity Securities that an Investor may elect to sell shall be equal to the product of (a) the aggregate number of the Offered Shares being transferred to the third party transferee identified in the Transfer Notice, multiplied by (b) a fraction, the numerator of which is the number of Ordinary Shares (including Class B Ordinary Shares if applicable and Preferred Shares on an as-converted to Ordinary Share basis) owned by such Investor on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Class B Ordinary Shares and Preferred Shares on an as-converted basis and assuming full conversion and exercise of all options and other outstanding convertible and exercisable securities) owned by the Transferor and all the Investors exercising the right of co-sale hereunder.

(iii)                               The Investors shall effect their participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser, before the applicable closing, one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which the Investors elect to sell and an instrument of transfer relating to such Equity Securities duly executed by such Investor; provided, however that if the prospective third party purchaser objects to the delivery of Ordinary Share Equivalents in lieu of Ordinary Shares, the Investors shall only deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares) and certificates corresponding to such Ordinary Shares and an instrument of transfer relating to such Ordinary Shares duly executed by the Investors, and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(iv)                              The share certificate or certificates that the Investors deliver to the Transferor pursuant to this Section 2.3 shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the purchaser shall concurrently therewith remit to the Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale. The Company shall update its register of members upon the consummation of any such Transfer.

(v)                                 To the extent that any prospective purchaser prohibits the participation by the Investors exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase Shares from the Investors exercising their co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from the Investors such Shares that the Investors would otherwise be entitled to sell to the prospective purchaser pursuant to their respective co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

2.4                               Non-Exercise of Rights.

(i)                                     If the Investors do not elect to purchase all of the Offered Shares in accordance with Section 2.2, then, subject to the right of the Investors to exercise their rights to participate in the sale of Offered Shares within the time periods specified in Section 2.3, the Transferor shall have a period of sixty (60) days from the expiration of the Option Period in which to sell the remaining Offered Shares to the third party transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement, the Shareholders Agreement, and if applicable, the applicable Share Restriction Agreement with respect to the Offered Shares, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

(ii)                                  In the event the Transferor does not consummate the sale of such Offered Shares to the third party transferee identified in the Transfer Notice within the sixty (60) day period, the rights of the Investors under Section 2.2 and Section 2.3 shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

(iii)                               The exercise or non-exercise of the rights of the Investors under this Section 2 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

2.5                               Limitations to Rights of First Refusal and Co-Sale.  Subject to the requirements of applicable Law, the restrictions under Section 2.1 and the right of first refusal and right of co-sale of the Investors under Sections 2.2 and 2.3 shall not apply to (a) any repurchase by the Company of any Equity Securities of the Company now or hereafter held by a Principal or Holding Company in accordance with the Share Restriction Agreement, (b) any sale of Equity Securities of the Company to the public pursuant to a Qualified IPO, (c) Transfer of any Equity Securities of the Company now or hereafter held by a Principal to his 100% owned subsidiary, and (d) Transfer of any Equity Securities of the Company now or hereafter held by a Principal or his respective Holding Company to such Principal’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Principal or such Principal’s parents, children, spouse for bona fide estate planning purposes, (each such transferee pursuant to clause (c)-(d) above, a “Permitted Transferee”, and collectively, the “Permitted Transferees”); provided, that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Rules and Regulations (as defined in the Shareholders Agreement), (ii) respecting any transfer pursuant to clause (d) above, the Principal has provided the Investors reasonable evidence of the bona fide estate planning purposes for such transfer and reasonable evidence of the satisfaction of all applicable filings or registrations required by SAFE under the SAFE Rules and Regulations, and (iii) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed a document in form and substance reasonably satisfactory to the Majority Investors assuming the obligations of such Principal or Holding Company under this Agreement and the applicable Other Restriction Agreements as a Principal or Holding Company, with respect to the transferred Equity Securities; provided further, that respecting any transfer pursuant to clauses (c) and (d) above, the Transferor shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement and the applicable Other Restriction Agreements.  The Preferred Shares Investors’ rights as set forth in this Agreement shall terminate when the Preferred Shares Investors no longer holds any Preferred Shares. Main Access’s rights in this Agreement shall terminate when Main Access no longer holds any Class B Ordinary Shares.

2.6                               Share Transfer Restriction on the Investors and Class A Investors.  The Investors, CVC and Class A Investors may freely Transfer any Equity Securities of the Company (including the CVC Warrant) now or hereafter owned or held by them; provided that (i) the transferee shall not be the competitors as listed in Schedule C hereto (which also includes any Affiliate of such entities, and such list (up to seven competitors) could be amended once a year based on the mutual agreement of the Ordinary Majority (as defined in the Shareholders Agreement) and the Majority Investors) or their Affiliates; (ii) such transfer shall be effected in compliance with this Section 2.6(i); (iii) such Transfer is effected in compliance with all applicable Laws; (iv) the transferee shall execute and deliver such documents and take such other actions as may be necessary for the transferee to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) and the Shareholders Agreement as an “Investor” (if not already a party thereto) upon and after such Transfer; and (v) such transfer shall not adversely affect any Group Company and/or the Group as a whole with respect to its listing plan in the PRC in any event according to the then effective PRC Laws and regulations of relevant stock exchange administration authorities (including without limitation any applicable Laws and regulations regarding competition in the same business (同业竞争), unfair related-party transactions (不公平的关联交易) or change of actual controlling person of the Company (实际控制人变更)).  The Company shall update its register of members upon the consummation of any such permitted Transfer (as applicable).

3.                                      Lock-Up.  In addition to but not in lieu of any other transfer restriction contained herein, each Principal and each holder of Ordinary Shares shall not during the period commencing on the date of the final prospectus relating to the first underwritten registered public offering of the Ordinary Shares and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days from the date of such final prospectus or such other period as required by applicable Laws and/or relevant authority(including without limitation the relevant stock exchange and vetting authorities of the Qualified IPO)) (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company or any Holding Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or other securities, in cash or otherwise.  The underwriters in connection with such public offering are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Principal and each holder of Ordinary Shares agrees to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

4.                                      Drag-along Rights

4.1                               At any time before a Qualified IPO, subject to the approval of the Majority Investors, if Majority Series F Investors, Majority Series E Investors, Majority Series D Investors, the holders of more than sixty-seven percent (67%) of Series C Preferred Shares, Majority Series B Investors and Majority Series A Investors, each voting as a single class on an as converted basis and as if the Warrant had been fully exercised (such holders of the Preferred Shares are referred to as the “Drag Holders”) all agree to accept an offer to sell all of the equity or assets of all of the Group Companies, or the business conducted by these Group Companies to any Person (the “Offeror”) (such accepted offer is hereinafter referred to as the “Approved Sale”), provided that immediately prior to the Approved Sale the valuation of the Group Companies shall be no less than US$2,000,000,000, then at the request of the Drag Holders, the Company shall promptly deliver a written notice (the “Drag-Along Notice”) to notify each other holder of the Equity Securities of the Company such acceptance and the material terms and conditions of such proposed Approved Sale, whereupon each such holder shall, subject to the provisions in this Section 4, in accordance with instructions received from the Company at the direction of the Drag Holders:

(i)             sell, at the same time as the Drag Holders sell to the Offeror, in the Approved Sale, all of its Equity Securities of the Company, on the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including the price paid or received per Equity Security of the Company, shall be the same irrespective of any different classes of the Equity Securities of the Company, provided, however, further that each Approved Sale shall be a Deemed Liquidation Event and the proceeds therefrom shall be distributed in accordance with Article 8.2(B) of this Memorandum and Articles;

(ii)          vote, or give his written consent with respect to, all the Equity Securities of the Company directly or indirectly held by it (a) in favor of such Approved Sale and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such Approved Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Approved Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Approved Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(iii)       not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Approved Sale;

(iv)      transfer all of its Equity Securities of the Company in such Approved Sale to the proposed purchaser at the same price and upon the same terms and conditions as the Drag Holders;

(v)         take all necessary actions in connection with the consummation of such Approved Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Approved Sale, and the delivery, at the closing of such Approved Sale involving a sale of Shares, of all or corresponding (as applicable) certificates representing the Equity Securities held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates.

The Drag-Along Notice can be withdrawn effectively only by the acceptance of all holders of the Equity Securities of the Company in writing. Once the withdrawal is effective, any new Drag-Along Notice can be delivered at the request of the Drag-Holders subject to terms and conditions set forth hereof in Section 4.1.

4.2                               After the date upon which the Drag-along Notice is delivered, in the event that there are offers from any Person other than the Offeror (the “New Offeror”, collectively as “New Offerors”) to any holder of Equity Securities other than the Drag Holders to buy all of the equity or assets of all of the Group Companies, or the business conducted by these Group Companies, provided that the valuation of the Group Companies in such offer is not less than US$2,000,000,000 (such transaction is hereinafter referred to as the “New Sale”):

(i)     if there is any agreement executed between the Offeror and the Drag Holders, with the binding effect of prohibiting such Drag Holders from seeking, contacting, negotiating, committing or executing an agreement with any third party other than the Offeror within a given period determined by the Drag Holders (such clauses in the agreement is hereafter referred to as the “Exclusion Clause”, and if the given period is more than 6 months, it shall be further agreed by Main Access and PAC), then all holders of the Equity Securities shall refrain from seeking, contacting, negotiating, committing or executing any form of agreements with any of the New Offeror with respect to the New Sale that would constitute breach of such Exclusion Clause;

(ii)  if there is no binding agreement containing such Exclusion Clause executed between the Offeror and the Drag Holders, or such Exclusion Clause is invalid, terminated or expired, then the Drag Holders shall have sole discretion to request the other holders of the Equity Securities to execute Decisive Agreements (as defined in the Memorandum and Articles) with the Offeror or any of the New Offerors, and the other holders of the Equity Securities shall, use their best efforts, to execute the Decisive Agreement and consummate the sale contemplated thereunder, provided that:

(a)                                 the Decisive Agreement shall be executed with the offeror who offers the highest purchase price of the Group Companies among all offerors;

(b)                                 if there are more than one (1) offeror both offering the highest purchase price of the Group Companies, the Decisive Agreement shall be executed with the offeror who can execute the Decisive Agreement the soonest;

(c)                                  notwithstanding the above (a) and (b), if the offeror offering the highest valuation of the Group Companies fails to execute the Decisive Agreement with the holders of the Equity Securities, then the Drag Holders are entitled to, in their reasonable opinion, execute the Decisive Agreement with other offeror who offers lower valuation but can execute and consummate the Decisive Agreement promptly.

Once the offeror with whom the Decisive Agreement will be executed is determined by the Drag Holders (the “Determined Offeror”), whether by applying the terms and conditions set forth in Section 4.1 or Section 4.2 hereof, the other holders of the Equity Securities will receive the final version of the Decisive Agreement. Then if such Determined Offeror requests the execution of the Decisive Agreement, the Drag Holders shall issue a written notice of its decision to the Company and other holders of the Equity Securities to execute the Decisive Agreement with such Determined Offeror. However, within five (5) Business Days after receipt of such written notice, any holder of the Equity Securities other than the Drag Holders can choose to buy out the shares (all of its Equity Securities of the Company) and issue a notice of buy-out (the “Buy-out Notice”) to the Drag Holders at terms not less favorable than the Determined Offeror (such offer is hereinafter referred to as the “Preferential Sale”, and for avoidance of doubt, any holder of the Equity Securities other than the Drag Holders, including Main Access, obtaining over 50% of the Group Company’s voting power, on a fully-diluted basis, as a result of the Preferential Sale will not trigger or be deemed as the occurrence of the Deemed Liquidation Event), then after receipt of the Buy-out Notice, the Drag Holder shall request all other holders of the Equity Securities to execute the Decisive Agreement with such holder within seven (7) Business Days from the date of the receipt of the Buy-out Notice. For avoidance of doubt, if no holder of the Equity Securities other than the Drag Holders responds in writing within the five (5) Business Days period aforementioned, then the holder shall not be entitled to exercise its right of a Preferential Sale within the relevant Restriction Period (as defined below) applicable to the applicable Determined Offeror.

However, if such holder requesting Preferential Sale fails to execute the Decisive Agreement in regard to the Preferential Sale with all of the other holders of the Equity Securities within seven (7) Business Days after the issuance date of the Buy-out Notice, then the Drag Holders are entitled to request all holders of the Equity Securities to execute the Decisive Agreement with the Determined Offeror and all holders of the Equity Securities shall be obliged to execute the Decisive Agreement with the Determined Offeror upon such request.

4.3                               In any Sale (as defined below), (i) each holder of Equity Securities participating in such Sale shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the expenses reasonably incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (ii) each such holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification or other obligations that are part of the terms and conditions of such Sale (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder) but only up to the net proceeds paid to such holder in connection with such Sale. Without limiting the foregoing sentence, no such holder who is not an employee or officer or controlling shareholder of a Group Company shall be required to make any representations or warranties other than with respect to itself (including due authorization, title to shares, enforceability of applicable agreements, and similar representations and warranties).

4.4                               In the event that any such holder fails for any reason to take any of the foregoing actions under this Section 4 following the Drag-Along Notice, such holder hereby grants an irrevocable power of attorney and proxy to any Director approving the Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof.

4.5                               None of the transfer restrictions set forth in this Agreement shall apply in connection with the Sale.

4.6                               In the event that any of the Drag-Holders fails to execute a Decisive Agreement with the Determined Offeror within twelve (12) months after the date of the Drag-Along Notice (the “Restriction Period”), then within six (6) months after expiration of the Restriction Period (the “Release Period”), Main Access or PAC or Tencent or New Oriental or CVC is entitled to execute a Decisive Agreement with any Person (the “Main Access Successor” or “PAC Successor” or “Tencent Successor” or “New Oriental Successor” or “CVC Successor” as the case maybe) to sell part or all of its Equity Securities of the Company (such transaction is hereinafter referred to as the “Special Sale”, collectively with the Approved Sale, Preferential Sale and New Sale, the “Sale”), provided that the Main Access Successor or PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor (as the case may be), in purchasing Main Access’s Equity Securities or PAC’s Equity Securities or Tencent’s Equity Securities or New Oriental’s Equity Securities or CVC’s Equity Securities, as the case may be, shall agree to be fully bound by and comply with any terms or conditions and enjoy the rights, as if it were Main Access or PAC or Tencent or New Oriental or CVC hereunder, set forth in this Agreement from Section 4.1 to 4.9 hereof, and Memorandum and Articles from Article 121 to 129, which are applicable to Main Access (the “Main Access Terms”) or PAC (the “PAC Terms”) or Tencent (the “Tencent Terms”) or New Oriental (the “New Oriental Terms”) or CVC (the “CVC Terms”), as the case may be.

4.7                               Within the Release Period, the Drag-Holders are not entitled to request the delivery of a new Drag-Along Notice to restrain Main Access’s rights or PAC’s rights or Tencent’s rights or New Oriental’s rights or CVC’s rights set forth in Section 4.6 hereof, unless such request is approved by the consensus of all holders of the Equity Securities (including Main Access, PAC, Tencent, New Oriental and CVC).

4.8                               In the event that Main Access or PAC or Tencent or New Oriental or CVC fails to execute a Decisive Agreement with the Main Access Successor or PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor, as the case may be, within the Release Period, the Drag-Holders will be entitled to, but not be obligated to, request the delivery of a new Drag-Along Notice at any time immediately after the expiration of such Release Period. Once a new Drag-Along Notice is issued, Main Access or PAC or Tencent or New Oriental or CVC (as the case may be) shall be immediately restrained from selling its Equity Securities to any Person until the expiration of such new Restriction Period, thereafter, a new Release Period shall be applied.

4.9                               In the event that Main Access or PAC or Tencent or New Oriental or CVC executes a Decisive Agreement with the Main Access Successor or PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor (as the case may be) within the Release Period, and such Special Sale is not consummated within the Release Period, the Main Access Successor or the PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor will immediately be subject to the Main Access Terms or PAC Terms or Tencent Terms or New Oriental Terms or CVC Terms, as the case may be, upon the expiry of the Release Period. If the Drag-Holders deliver a new Drag-Along Notice after the expiry of the Release Period, then the Main Access Successor, PAC Successor, Tencent Successor, New Oriental Successor or CVC Successor (as the case may be) shall be subject to the new Drag-Along Notice.

4.10                        In the event that Main Access or PAC or Tencent or New Oriental or CVC executes a Decisive Agreement with the Main Access Successor or PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor, as the case may be, within the Release Period, and such Special Sale is consummated within the Release Period, the Release Period will be immediately expired and the Main Access Successor or PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor will immediately be subject to the Main Access Terms or PAC Terms or Tencent Terms or New Oriental Terms or CVC Terms, as the case may be, upon the consummation of the Special Sale. If the Drag-Holders deliver a new Drag-Along Notice after the consummation of the Special Sale, then the Main Access Successor or PAC Successor or Tencent Successor or New Oriental Successor or CVC Successor (as the case may be) shall be subject to the new Drag-Along Notice.

4.11                        Notwithstanding any contrary provisions in this Agreement, any transfer of Shares by or to Main Access pursuant to this Agreement (including this Clause 4) shall be subject to applicable rules and regulations of the Investors including without limitation the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (“Listing Rules”) which is applicable to Main Access. Should there be any conflict between this Agreement with the Listing Rules, the Listing Rules shall prevail and any failure by Main Access to perform any of its obligations hereunder as a result of conflicting applicable Listing Rules shall not be regarded as a breach.

5.                                      Legend.  Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by a Party and their permitted transferees shall bear the following legend

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

The Company may annotate its register of members with an appropriate, corresponding legend. At such time as Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

6.                                      Miscellaneous.

6.1                               Termination.  This Agreement shall terminate upon the earliest of the consummation of (i) the Qualified IPO; or (ii) a liquidation, dissolution, winding up of the Company, or a Deemed Liquidation Event, except for Section 3 which shall survive the Qualified IPO in accordance with its terms. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement. If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

6.2                               Further Assurances.  Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

6.3                               Assignments and Transfers; No Third Party Beneficiaries.

(i)                                     Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party.  The rights of the Investors hereunder are assignable upon a transfer of Equity Securities in accordance with and as permitted by this Agreement (a) to one or more of its Affiliates; provided, that such transferee agrees in writing to be subject to the terms of the Transaction Documents (as defined in the Shareholders Agreement) as if it were the Investors, or (b) to a third party in connection with the transfer of Equity Securities of the Company held by the Investor which is made in compliance with this Agreement but only to the extent of such transfer.  This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned without the mutual written consent of the other Parties except as expressly provided herein.

(ii)                                  In the event that a Warrant has been fully exercised, the Warrant Holder holding such Warrant shall be deemed, for all purposes, as an Investor, which shall be entitled to all rights and privileges and subject to all obligations of an Investor under this Agreement and other Transaction Documents with respect to such amount of Warrant Shares that such Warrant Holder has held.

6.4                               Governing Law.  This Agreement shall be governed by and construed under the Laws of the Hong Kong, without regard to principles of conflict of laws thereunder.

6.5                               Dispute Resolution.

(i)                                     Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii)                                  The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.  There shall be three (3) arbitrators. The claimant in the Dispute shall choose one (1) arbitrator, and the respondent shall choose one (1) arbitrator.  The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the arbitration notice set forth in Section 6.5(i) above is given, the relevant appointment shall be made by the HKIAC Council.

(iii)                               The arbitral proceedings shall be conducted in English.  To the extent that the HKIAC Rules are in conflict with the provisions of this Section, including the provisions concerning the appointment of the arbitrators, the provisions of this Section shall prevail.

(iv)                              Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v)                                 The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi)                              The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Laws of Hong Kong, without regard to principles of conflict of laws thereunder, and shall not apply any other substantive Law.

(vii)                           Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii)                        During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

6.6                                               Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second- day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule D attached to the Shareholders Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day.  Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

6.7                               Expenses.  If any action at Law or in equity is necessary to enforce the terms of this Agreement, the non-defaulting Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

6.8                               Rights Cumulative; Specific Performance.  Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

6.9                               Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

6.10                        Amendments and Waivers.  Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Investors; and (iii) Persons holding at least a majority of the Ordinary Shares directly or indirectly held by (1) the Principals who are then employees of the Company and (2) their Holding Companies; provided, however, that (x) no amendment or waiver shall be effective or enforceable in respect of a Principal or Holding Company or a holder of any Shares of the Company (other than the Class A Ordinary Shares), if such amendment or waiver affects such Principal, Holding Company or holder, respectively, essentially and adversely differently from the other Principals, Holding Companies or holders of Shares (other than the Class A Ordinary Shares), respectively, unless such Principal, Holding Company or holder consents in writing to such amendment or waiver, and (y) any provision that specifically and expressly gives a right to the holder of Preferred Shares shall not be amended or waived without the prior written consent of the Majority Investors. Notwithstanding the foregoing, any Party may waive the observance as to such Party of any provision of this Agreement (either generally or in a particular instance and either retroactively or prospectively) by an instrument in writing signed by such Party without obtaining the consent of any other Party. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

6.11                        No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

6.12                        Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

6.13                        No Presumption.  The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

6.14                        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile or e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

6.15                        Entire Agreement.  This Agreement together with the other instruments and agreements referenced herein constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  For the avoidance of doubt, the Parties hereby agree and acknowledge that the Principals are subject to further, additional restrictions under the terms of the Other Restriction Agreements.

6.16                        Control.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall control as among the Parties to this Agreement, and the Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Charter Document so as to eliminate such inconsistency.

6.17                        Aggregation of Shares.  All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of the Investors under this Agreement.

6.18                        Adjustments for Share Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

6.19                        Future Significant Holders.  Except with the written consent of the Majority Investors, the Company covenants that it will cause all future holders of more than one percent (1%) of the Company’s Ordinary Shares and all future holders of Equity Securities convertible, exchangeable or exercisable for more than one percent (1%) of the Company’s Ordinary Shares (other than, in any case, the Preferred Shares Investors) to enter into this Agreement and become subject to the terms and conditions hereof as a Principal.  The parties hereto hereby agree that such future holders shall become parties to this Agreement by executing a counterpart of this Agreement in a standard and customary form reasonably satisfactory to the Majority Investors, without any amendment of this Agreement, or any consent or approval of any other party.

6.20                        Amendment and Restatement of Prior Agreement.  Upon the execution of this Agreement, the Prior Agreement is hereby amended and restated in its entirety as set forth herein and all provisions of rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect, and shall be superseded and replaced with the rights, covenants and obligations hereunder.

6.21                        Joinder by Series F Investors.  Notwithstanding anything set forth herein, in case the Closing of any Series F Investor (as defined under the Purchase Agreement) occurs later than the date of this Agreement, such Series F Investor at its Closing may execute and deliver a counterpart signature page to this Agreement to become a party to this Agreement as of the date it executes and delivers such counterpart signature page, without further action by any Party, in which case (A) such Series F Investor (other than CVC) shall be deemed as and have all the rights and obligations of an “Investor”, the holder of Series F Preferred Shares  and a party under this Agreement as if it had executed this Agreement, and all schedules and exhibits hereto shall, where applicable, be updated to reflect such Series F Investor as a party hereto without the need to amend this Agreement, (B) CVC shall be deemed as and have all the rights and obligations of a “Warrant Holder” and a party under this Agreement as if it had executed this Agreement, and all schedules and exhibits hereto shall, where applicable, be updated to reflect such subscriber as a party hereto without the need to amend this Agreement.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

COMPANY:	Cloopen Group Holding Limited

	By:	/s/ SUN Changxun
	Name:	SUN Changxun
	Title:	Director

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned acknowledge that (i) before entering into this Agreement they have had the opportunity to consult with an attorney and tax advisor of their choice and are not relying on any counsel or advisor of the Preferred Shares Investors, (ii) no promises or representations have been made to any of them by any Person to induce them to enter into this Agreement other than the express terms set forth herein, and (iii) each of them has read this Agreement and understands all of its terms.

签字人在此确认：(i)在签署本协议之前，其有机会向其自行选择的律师和税务顾问进行咨询，并未依赖任何投资人的律师或顾问的意见；(ii)除本协议的明示规定的各项条款外，任何人未曾向其做出承诺或陈述以诱使其签署本协议；及(iii)其已阅读本协议并理解本协议的全部条款。

PRINCIPALS:

/s/ SUN Changxun (孙昌勋)
SUN Changxun (孙昌勋)

/s/ LI Xiaoguang (李晓光)
LI Xiaoguang (李晓光)

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

HOLDING COMPANIES:

Cloopen Co., Ltd

	By:	/s/ SUN Changxun
	Name:	SUN Changxun
	Title:	Director

Wisdom Legend Investment Limited

	By:	/s/ LI Xiaoguang
	Name:	LI Xiaoguang
	Title:	Director

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

CLASS A INVESTORS

Kastle Limited

By:	/s/ Shuojun Huang
Name:	Shuojun Huang
Title:	Director

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLASS A INVESTORS

Will Hunting Capital Fund I, L.P.

By:	/s/ Xinguang Wang
Name:	Xinguang Wang
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLASS A INVESTORS

Future Innovation Fund LP

By:	/s/ Ya LI
Name:	Ya LI
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLASS A INVESTORS

Foley Square Investment Limited

By:	/s/ Ming LIAO
Name:	Ming LIAO
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLASS A INVESTORS

WHC Vfine LTD

By:	/s/ Xinguang Wang
Name:	Xinguang Wang
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Main Access Limited

By:	/s/ LI Wenjin
Name:	LI Wenjin
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Sequoia Capital CV IV Holdco, Ltd.

By:	/s/ Ip Siu Wai Eva
Name:	Ip Siu Wai Eva
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Max Honest Limited

By:	/s/ Lianqing Zhang
Name:	Lianqing Zhang
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Trustbridge Partners V, L.P.

By:	/s/ Lin Ning David
Name:	Lin Ning David
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Telstra Ventures Fund II, L.P.

By: T Ventures Fund II GP, L.P. (acting by its
sole general partner, T Ventures Fund II GP, Ltd.)
Its: Sole General Partner

By:	/s/ Tom Chamberlain
Name:	Tom Chamberlain
Title:	Director

Address:	North Suite 2, Town Mills,
Rue du Pre, St Peter Port,
Guernsey, GY1 1LT

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

TELSTRA VENTURES FUND II SIDECAR, L.P.

By: T Ventures Fund II GP, L.P. (acting by its
sole general partner, T Ventures Fund II GP, Ltd.)
Its: Sole General Partner

By:	/s/ Tom Chamberlain
Name:	Tom Chamberlain
Title:	Director

Address:	North Suite 2 Town Mills
Rue du Pre St Peter Port
GUERNSEY GY1 1LT

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Prospect Avenue Capital Limited Partnership

By:	/s/ Ming LIAO
Name:	Ming LIAO
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Vitalbridge Fund I, L.P.

By:	/s/ ZHANG Jinjian
Name:	ZHANG Jinjian
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

CLASS A INVESTORS:

PRAISING EASE LIMITED (頌康有限公司)

By:	/s/ 黎羽 (LI Yu)
Name:	黎羽 (LI Yu)
Title:	Authorized signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Image Frame Investment (HK) Limited

By:	/s/ Huateng Ma
Name:	Huateng Ma
Title:

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Mirae Asset Securities (HK) Limited

By:	/s/ Kim Sang Joon
Name:	KIM SANG JOON
Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Mirae Asset Growth 1 Investment Company Limited

By:	/s/ Sungwon Song
Name:	SUNGWON SONG
Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Mirae Asset New Economy Fund L.P.

By:	/s/ Jinyin Wang
Name:	Jinyin Wang
Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Parnatoux Vintage PE Ltd.

By:	/s/ Yang Diao
Name: Yang Diao
Title: Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

VM EDU Fund I, L.P.

By:	/s/ Ching CHIU
Name:	Ching CHIU
Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

CloudAlpha Master Fund

By:	/s/ Yang Jin
Name:	Yang Jin
Title:	Director

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WARRANT HOLDER:

Novo Investment HK Limited

By:	/s/ Zhang, Ying
Name:	Zhang, Ying
Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

INVESTORS:

Beijing Yunli Hefeng Management Consultant Center (Limited Partnership) (北京云力和风管理咨询中心(有限合伙))

By:	/s/ Aimin Duan
Name:	Aimin Duan
Title:	Authorized Signatory

Beijing Zhanjin Management Consultant Center (Limited Partnership) (北京展金管理咨询中心(有限合伙))

By:	/s/ Xingjian Yang
Name:	Xingjian Yang
Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement — Cloopen Group Holding Limited]

SCHEDULE A

List of Principals and Holding Companies

Cloopen Sixth Amended and Restated Right of First Refusal & Co-Sale Agreement

SCHEDULE B

List of Class A Investors

SCHEDULE C

List of Investors and Preferred Shares

Part 1

List of Investors

Part 2

List of Warrant Holder

SCHEDULE D

List of Competitors